                                                               EXHIBIT (4)(i)(b)

                                   May 1, 2002

US Unwired Inc.
901 Lakeshore Drive
Lake Charles, Louisiana 70601
Attention:  Robert Piper, Chief Operating Officer

         Re: Waiver and Amendments

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement, dated as of March 8, 2002, among US Unwired Inc. ("Borrower"), CoBank, ACB, as Administrative Agent and a Lender, First Union Securities, Inc., as Syndication Agent and a Co-Arranger, The Bank of New York, as Documentation Agent and a Lender, BNY Capital Markets, Inc., as a Co-Arranger, First Union National Bank, as a Lender, General Electric Capital Corporation, as Co-Documentation Agent and a Lender and the other Lenders referred to therein (the "Credit Agreement"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

                          Release of Microwave Licenses

     Pursuant to Subsection 6.1(Q)(ii) of the Credit Agreement, except in certain enumerated circumstances, the termination, revocation, substantial adverse modification or failure to renew at its stated expiration of any License is an Event of Default under the Credit Agreement. The definition of Licenses includes the microwave licenses from the FCC held by Unwired Telecom. Borrower has requested Lenders to waive the breach of the Credit Agreement resulting from Borrower's cancellation of such microwave licenses.

     In reliance on the representations and warranties set forth in this letter agreement or provided by Borrower to Agents in connection with the request for such waiver and subject to the conditions precedent set forth below, Lenders hereby waive any breach resulting from the cancellation of such microwave licenses by Unwired Telecom.

            Amendments Relating to Investments in Gulf Coast Wireless

     Effective upon the effective date of this letter agreement, Lenders and Borrower agree that Subsection 3.3(F) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(F) Investments by Borrower or any of its Restricted Subsidiaries in Gulf Coast Wireless existing on the Closing Date that shall not, in the aggregate, exceed $16,500,000;"

May 1, 2002
Page 2

     Effective upon the effective date of this letter agreement, Lenders and Borrower agree that a new Subsection 3.3(I) of the Credit Agreement is hereby inserted to read as follows:

          "(I) Investments in the form of payments by Borrower under the guarantee permitted by Subsection 3.4(E)(1) of this Agreement."

                    Addition of Letter of Credit Subfacility

     Borrower has requested that the Credit Agreement be amended to permit CoBank, ACB (in such capacity, the "Issuing Lender") to issue irrevocable letters of credit for the account of Borrower under the Revolving Credit Facility in an amount not to exceed $2,000,000 (the "LOC Subfacility"). Such letters of credit will be used by Borrower for credit enhancement in connection with trade payable transactions incurred in the ordinary course of business and permitted under the Credit Agreement.

     The terms of such LOC Subfacility shall be substantially in accordance with the description set forth herein. The aggregate amount available to be drawn under the letters of credit issued under the LOC Subfacility shall reduce the availability of Revolving Loans under the Revolving Loan Commitment. Immediately upon the issuance of any letter of credit under the LOC Subfacility, the Issuing Lender shall be deemed to have transferred to each Lender, and each Lender shall be deemed to have received from the Issuing Lender, a participation interest, equal to each Lender's Pro Rata Share of the Revolving Loan Commitment, in each such letter of credit, each drawing made thereunder and the obligations of Borrower under the Credit Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto. Any amounts drawn on such letters of credit and not immediately reimbursed by Borrower shall constitute a Revolving Loan under the Credit Agreement, and each Lender will be obligated to fund to the Issuing Lender its Pro Rata Share of each such Revolving Loan.

     Borrower will pay to Administrative Agent quarterly in arrears, for the account of each Lender, in the amount of each Lender's Pro Rata Share of the Revolving Loan Commitment, a letter of credit fee on the aggregate undrawn face amount of all letters of credit outstanding under the LOC Subfacility during such quarter, at a rate per annum equal to the applicable LIBOR Margin for Revolving Loans that are maintained as LIBOR Loans. Borrower will pay to the Issuing Lender quarterly in arrears, for its own account, a facing fee of 0.125% per annum on the aggregate undrawn face amount of all standby letters of credit issued by the Issuing Lender and outstanding during such calendar quarter, together with such commissions, issuance fees, transfer fees and other customary fees and charges related to the issuance and administration of such letters of credit as are customarily and reasonably charged from time to time by the Issuing Lender.

     In reliance on the representations and warranties set forth in this letter agreement or provided by Borrower to Agents in connection with the request for such amendment and subject to the conditions precedent set forth below, Lenders and Borrower hereby agree that the Credit Agreement shall be amended to permit the LOC Subfacility.

May 1, 2002
Page 3

                    Amendments Related to Hedging Agreements

     Effective upon the effective date of this letter agreement, Lenders and Borrower agree that Subsection 6.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Upon the occurrence of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Loans and all other Obligations under any of the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Administrative Agent and Lenders to make Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrower declare all or any portion of the Loans and all or some of the other Obligations under the Loan Documents to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of Administrative Agent and Lenders to make Loans shall thereupon terminate."1

     Effective upon the effective date of this letter agreement, Lenders and Borrower agree that all of the Security Documents are hereby amended to provide that upon the occurrence of any Default or Event of Default thereunder, Administrative Agent may declare all Obligations under the Loan Documents to be immediately due and payable and not any obligations under any Hedging Agreement.

                                     General

     Except as expressly provided by this letter agreement, the terms and provisions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. By agreeing to this letter agreement as acknowledged below, each of Borrower and Subsidiary Guarantors hereby certifies and warrants to Lenders that after giving effect to the amendments and waivers effected hereby, each of the representations and warranties contained in Section 5 of the Credit Agreement and in the other Loan Documents are true and correct as of the effective date of this letter agreement with the same effect as though made on such effective date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representations or warranty shall be true and correct as of such specified date) and that no event has occurred and is continuing that would constitute a Default or Event of Default. Without limiting any conditions to effectiveness set forth above, the waiver of the Event of Default relating to the release of the microwave Licenses by Unwired Telecom and the amendments relating to additional Investments in Gulf Coast Wireless and the acceleration provisions of the Loan Documents provided and agreed to herein are to be effective only upon receipt by the Administrative Agent

--------
1 Words marked in bold indicate additions to the current Credit Agreement.

May 1, 2002
Page 4

of an execution counterpart of this letter agreement signed by Borrower, Requisite Lenders and Subsidiary Guarantors. The amendments providing for the LOC Subfacility provided and agreed to herein are to be effective only upon receipt by the Administrative Agent of an execution counterpart of this letter agreement signed by Borrower, Requisite Lenders and Guarantors and such other documents or agreements necessary to implement such amendments signed by Borrower or any other party as any Agent shall request, including, without limitation, an amendment to the Credit Agreement, providing for the terms and conditions of the LOC Subfacility, all in form and substance satisfactory to Agents. The waivers and amendments provided herein are conditioned upon the correctness of all representations and warranties made hereunder. The waiver and amendments contained herein shall not constitute a course of dealing between Borrower, Guarantors and Lenders, and shall not constitute a waiver or amendment of any other Default or Event of Default, now or hereafter, arising, or any other provision of the Credit Agreement or the other Loan Documents. This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Credit Agreement, and may be executed in multiple counterparts.

     Each of Borrower and Subsidiary Guarantors hereby further acknowledges and confirms that it does not have any grounds and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to) the Credit Agreement or any of the other Loan Documents, any of the terms or conditions thereof or thereunder, or the status of any thereof as legal, valid and binding obligations enforceable in accordance with their respective terms; and it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless Lenders and Agents, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "Indemnified Parties") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, prior to or as of the date of this letter agreement for, upon, or by reason of, any matter, cause or thing whatsoever, arising out of, or relating to any of the Credit Agreement or any of the Loan Documents (including, without limitation, any payment, performance, validity or enforceability of any or all of the terms or conditions thereof or thereunder) or any transaction relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

                         [Signatures begin on next page]

May 1, 2002
Page 5

     Please evidence your acknowledgment of and agreement to the foregoing by executing this letter agreement in the place indicated below.

                             Sincerely,

                             COBANK, ACB, as Administrative Agent and a Lender

                             By:
                                -----------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                             THE BANK OF NEW YORK, as Documentation Agent and a Lender

                             By:
                                -----------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------


                             FIRST UNION NATIONAL BANK,
                             as a Lender

                             By:
                                -----------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                             GENERAL ELECTRIC CAPITAL CORPORATION, as
                             Co-Documentation Agent and a Lender

                             By:
                                -----------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                             THE CIT GROUP/EQUIPMENT
                             FINANCING, INC., as a Lender

                             By:
                                -----------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

May 1, 2002
Page 6

                                  COAST BUSINESS CREDIT, a division of
                                  SOUTHERN PACIFIC BANK, as a Lender

                                  By:
                                     ------------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                  CITY NATIONAL BANK (LSA), as a Lender

                                  By:
                                     ------------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                  ALLFIRST BANK, as a Lender

                                  By:
                                     ------------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                  WHITNEY NATIONAL BANK, as a Lender

                                  By:
                                     ------------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

May 1, 2002
Page 7

Acknowledged and agreed to:

US UNWIRED INC., as Borrower

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title
          ----------------------------------


LOUISIANA UNWIRED, LLC, as a Subsidiary Guarantor

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


UNWIRED TELECOM CORP., as a Subsidiary Guarantor

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


TEXAS UNWIRED, as a Subsidiary Guarantor

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


GEORGIA PCS MANAGEMENT, L.L.C., as a Subsidiary Guarantor

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


GEORGIA PCS LEASING, LLC, as a Subsidiary Guarantor

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------

May 1, 2002
Page 8

LUCENT TECHNOLOGIES, INC., as a Guarantor

By:
   -----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------